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                                                                     EXHIBIT 1.1

                                    AGREEMENT



DEUTSCHE BANC. ALEX. BROWN
1 South Street
15th Floor
Baltimore, MD 21202
(410) 727-1700


                                  (INSERT DATE)


Deutsche Bank Securities Inc.
1 South Street
15th Floor
Baltimore, Maryland 21202

Re:     Sale of the Common Shares of Mosaix, Inc.

Gentlemen:

        Mosaix, Inc. (the "Company") has filed a registration statement on Form S-3 (File No. (Insert) (the "Registration Statement") with respect to (Insert Number) shares of the Common Stock of the Company.

        The Registration Statement includes a prospectus (the "Prospectus"). Each preliminary prospectus included in the Registration Statement prior to the time it becomes effective is herein referred to as a "Preliminary Prospectus." Any reference herein to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein and any amendments and supplements thereon. From time to time, Deutsche Bank Securities Inc. ("Deutsche Bank") may purchase Shares from the Company, either as principal or agent, for resale to members of the public.

        The Company represents, warrants and covenants:

        a) The Company is current in its filings under the Securities Exchange Act of 1934, and the Registration Statement is effective under the Securities Act of 1933, as amended (the "Act").

        b) The Registration Statement and the Prospectus comply or will comply in all material respects, as the case may be, to the requirements of, the Act and the Rules and Regulations thereunder and that the documents incorporated by reference in the Prospectus, at the time they were filed


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                with the Securities and Exchange Commission, conformed at the time of filing, in all material respects to the requirements of the Securities Exchange Act of 1934 or the Act, as applicable, and the Rules and Regulations thereunder.

        c) The Registration Statement and any amendment thereto, does not contain and will not contain, as the case may be, any untrue statement of a material fact and does not omit nor will not omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and the Prospectus and any amendments and supplements thereto does not contain and will not contain, as the case may be, any untrue statement of a material fact and does not omit nor will not omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

        d)      The Company will advise Deutsche Bank promptly if it learns of:
                (i) any request of the Securities and Exchange Commission (the "Commission") for amendment to the Registration Statement or for supplement to the Prospectus or for any additional information and (ii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus, or of the institution of any proceedings for that purpose.

        The Company agrees to indemnify and hold harmless Deutsche Bank and each person, if any, who controls Deutsche Bank within the meaning of the Act against any losses, claims, damages or liabilities to which Deutsche Bank or such controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon: (a) any untrue statement or alleged untrue statement of any material fact contained or incorporated by reference in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or (b) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, and will reimburse Deutsche Bank and each such controlling person for any legal or other expenses reasonably incurred by Deutsche Bank or such controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding and expenses reasonably incurred in responding to a subpoena or governmental inquiry whether or not Deutsche Bank or such controlling person is a party to any action or proceeding; provided, however, that the Company will not be liable in such case to the extent that any such loss, claim, damage or liability arises or is based upon any sale of Shares to any person by Deutsche Bank if Deutsche Bank failed to send or give a copy of the Prospectus, as the same may be amended or supplemented, to that person within the time required by the Act, and that the untrue statement or alleged


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        untrue statement of a material fact was corrected in the Prospectus.
        This indemnity agreement will be in addition to any liability which the Company may otherwise have.

                In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Agreement, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party"). In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein, and, to the extent it shall wish, jointly with any other indemnifying party, to assume the defense thereof, with counsel satisfactory to such indemnified party and shall pay as incurred the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred the fees and expenses of the counsel retained by the indemnified party in the event: (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

                If the indemnification provided for herein is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in resect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and Deutsche Bank on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and Deutsche Bank on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable


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        considerations. The relative benefits received by the Company on the one hand and Deutsche Bank on the other shall be deemed to be in the same proportion as the total net proceeds from the offering received by the Company bear to the total commissions and other compensation received by Deutsche Bank. The relative fault shall be determined by reference to, among other things, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                The parties agree that it would not be just and equitable if contributions pursuant to this Agreement were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Agreement, Deutsche Bank shall not be required to contribute any amount in excess of the commissions and other compensation applicable to the Shares sold through Deutsche Bank. In addition, no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                This Agreement shall be governed by the laws of the State of New York.

                                         Very truly yours,



                                         Mosaix Incorporated